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                                                                   EXHIBIT 10.12

                            NAB CREDIT LINE NOTE I


Not to Exceed
$5,000,000                                                       August 28, 1997


     For value received, NAB ASSET CORPORATION (the "Maker"), a Texas corporation, promises to pay to the order of STANWICH FINANCIAL SERVICES CORP. (the "Holder"), a Rhode Island corporation, the principal amount of Five Million Dollars ($5,000,000) or, if less, the aggregate unpaid principal amount of all loans and advances now or hereafter made by the Holder to the Maker, as contemplated by Sections 1 and 2 of this Note, together with interest thereon, in accordance with the provisions of this Note.

     Section 1.  Initial Advance.  On the date hereof the Holder has made an
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advance to or for the benefit of the Maker under this Note in the amount of
Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Initial Advance"). The Initial Advance was funded, in accordance with the Maker's instructions, by wire transfer of the amount thereof to the account of Mortgage Portfolio Services, Inc., a Delaware corporation ("MPS") more than 80% of whose common stock is owned by Maker as of the date hereof. The Maker acknowledges receipt of the Initial Advance. The Maker further acknowledges that such funding constituted both (i) the Initial Advance to the Maker hereunder and (ii) a loan by the Maker to MPS in the amount of the proceeds of the Initial Advance.

     Section 2.  Future Advances.  The Maker acknowledges that the Holder may
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hereafter make up to three (3) additional advances to the Maker under this Note
(each a "Future Advance") in an aggregate amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000); provided, however, that the Holder shall
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not be obligated to make any Future Advance after the earlier to occur of July
31, 2000 or the Maturity Date (as such term is hereinafter defined); and provided, further, that the Holder shall not be obligated to make any Future
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Advance unless:

    (I) the Maker shall have delivered to the Holder a request in writing for such Future Advance (an "Advance Request"); and

    (ii) the Advance Request specifies (A) the amount of the Future Advance then being requested, which shall be Five Hundred Thousand Dollars ($500,000) or an integral multiple thereof (but no other amount), (B) the date proposed by the Maker for the making of such Future Advance (the "Proposed Advance Date"), which shall be not fewer than five (5) nor more than thirty (30) business days after the date of the Advance Request and (C) that such Advance Request is being made pursuant to this Note, which shall be identified in such Advance Request as "that certain NAB Credit Line Note I dated August 28, 1997 in the principal amount not to exceed $5,000,000"; and

    (iii) the amount of such requested Future Advance is not greater than the amount obtained
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          by subtracting (A) the aggregate amount of all Future Advances theretofore made under this Note from (B) One Million Five Hundred Thousand Dollars ($1,500,000); and

    (iv) no Event of Default (as such term is hereinafter defined) shall have occurred on or prior to the Proposed Advanced Date and be continuing on such date; and

    (v) the Maker is the record and beneficial owner of not less than 80% of the issued and outstanding shares of the common stock of MPS on the Proposed Advance Date.

     Section 3.  Payment of Principal.  Subject to Section 8 of this Note, the
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principal of this Note (consisting of the amounts of the Initial Advance and all
Future Advances, if any) shall be payable in full on the date (the "Maturity Date") which is the earlier to occur of (I) the date, if any, on which the Maker ceases to own more than 80% of the issued and outstanding shares of the common stock of MPS or (ii) September 30, 2000.

     Section 4.  Interest.  The unpaid principal of this Note outstanding from
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time to time shall bear interest, beginning as of the date hereof, at an annual rate of sixteen percent (16%), computed on the basis of a 365-day year and continuing until the principal hereof is repaid in full. Interest shall be payable quarterly in arrears beginning September 30, 1997 and on the last day of each succeeding December, March, June and September (each, an "Interest Payment Date") until the principal of this Note is paid in full. If the principal of this Note is paid on other than an Interest Payment Date, interest shall also be payable on the date of such principal payment.

     In no contingency or event whatsoever shall the interest payable to Holder by Maker, howsoever characterized or computed, hereunder, exceed the highest rate permissible under any law to which such interest is subject. There is no intention that Holder shall contract for, charge or receive interest in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received then, ipso facto, such rate shall be reduced
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to the highest lawful rate so that no amounts shall be charged which are in excess thereof. In the event that it should be determined that any excess over such highest lawful rate has been charged or received, Holder, shall apply such excess against the outstanding principal balance of this Note, and, to the extent of any amounts remaining thereafter, shall refund such excess to Maker.

     Section 5.  Prepayments.  The Maker may prepay the principal of this Note
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in whole or, from time to time, in part without penalty or premium; provided,
                                                                    --------
however, that each partial prepayment shall be in the amount of Two Hundred
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Fifty Thousand Dollars ($250,000) or an integral multiple thereof; and provided
                                                                       --------
further that, if the Maker makes a prepayment of principal on any date, it shall
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also pay on the same date all accrued and unpaid interest hereunder to such date. Each partial prepayment of principal, if any, made under this Note shall constitute a permanent reduction in the line of credit evidenced by this Note, with the effect that the principal so repaid may not thereafter be reborrowed hereunder.

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     Section 6.  Place of Payments.  All payments of principal and interest
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under this Note shall be made to the order of Holder at the address specified in
Section 15(b) or, if the Holder so requests, by wire transfer of funds to the Holder's account.

     Section 7.  Maker's Representations, Warranties and Covenants.  Maker
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represents, warrants and covenants to and with the Holder as follows:

     (a) The Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

     (b) The execution and delivery of this Note, and the performance by the Maker of its obligations hereunder, have been duly authorized by all necessary corporate action on the part of the Maker.

     (c) The Maker is a corporation organized for a profit and is engaged primarily in commercial or nonconsumer pursuits.

     (d) The funds received by the Maker from the Initial Advance and all Future Advances, if any, will not be utilized for consumer purposes.

     (e) The Maker will (I) use the entire amount of the proceeds from the Initial Advance and each Future Advance, if any, to make loans, advances or investments to or in MPS and to perform its obligations under this Note and (ii) cause MPS to use the entire proceeds of such loans, advances or investments for MPS's working capital purposes.

     (f) Upon Holder's request after each Future Advance, if any, the Maker will execute and deliver to the Holder a receipt of the proceeds thereof, in form and substance satisfactory to the Holder.

     Section 8.  Default; Acceleration. As used in this Note, the term "Event of
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Default" means the occurrence of any of the following events:

    (i) the failure of the Maker to pay any installment of interest under this Note when due or within ten (10) business days after notice from the Holder of such failure to pay; or

    (ii) the filing by or against the Maker or MPS of any petition for adjudication, arrangement, reorganization or the like under any bankruptcy or insolvency law (which petition, in the case of an involuntary proceeding, is not dismissed within 30 days of its filing); or

    (iii) the making by the Maker or MPS of an assignment for the benefit of its creditors; or

    (iv) the appointment of a receiver for any part of the property of the Maker or MPS; or

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   (v)    the acceleration of the payment of any indebtedness of the Maker or
          MPS for borrowed money to a date prior to the date of the scheduled maturity thereof as a result of the occurrence of a default or event of default under the loan or financing agreements or instruments pursuant to which such indebtedness was incurred; or

   (vi) the Maker's breach or failure to perform any covenant or agreement made by it in this Note; or

   (vii) the breach of or inaccuracy in any representation or warranty made or given by the Maker in this Note; or

   (viii) the dissolution of the Maker or MPS; or

   (ix) the sale of all or substantially all of its assets of the Maker or MPS other than in the ordinary course of business; or

   (x) the merger or consolidation of the Maker with or into another corporation or entity in a transaction in which the Maker is not the surviving corporation.

     If an Event of Default occurs, then, in such case, the entire indebtedness and accrued interest thereon outstanding under this Note, at the Holder's option, shall accelerate and become immediately due and payable without notice, presentment, demand or any other formalities, all of which, to the extent permitted by applicable law, the Maker hereby expressly waives.

     Section 9.  Costs of Collection.  The Maker shall reimburse the Holder for
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all reasonable costs and expenses, including the reasonable fees and disbursements of the Holder's attorneys, which may be incurred by the Holder in collecting any amounts due hereunder.

     Section 10.  Loss, Theft, Destruction or Mutilation of Note.  Upon receipt
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by the Maker of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Maker, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new note of like tenor in lieu of this Note. Any note made and delivered in accordance with the provision of this paragraph shall be dated as of the date to which interest has been paid on this Note, or if no interest has theretofore been paid on this Note, then dated the date hereof.

     Section 11.  Governing Law.  This Note shall be construed in accordance
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with and governed by the laws of the State of Connecticut (in which State (I)
this Note has been delivered and  accepted and (ii) payments hereunder are to be made), without regard to principles of conflicts of laws.

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     Section 12.  Successors and Assigns.  All the covenants, stipulations,
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promises and agreements contained in this Note by or on behalf of the Maker or the Holder and all rights of the Maker or the Holder contained in this Note shall bind or inure to their respective successors, assigns, heirs and personal representatives, whether so expressed or not.

     Section 13.  Cumulative Remedies.  No course of dealing, or any delay or
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omission of the Holder to exercise any right or power hereunder (including, without limitation, any right or power arising from any default or failure of performance of the Maker), shall exhaust, impair, waive or otherwise prejudice any such right or power or prevent its exercise. Every right and remedy given to the Holder hereunder, by any and all agreements executed and delivered in connection herewith or by law may be exercised from time to time as often as the Holder may deem expedient. No waiver by the Holder of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom except as may be otherwise expressly provided herein. No remedy hereunder is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing.

     Section 14.  Headings.  The headings of the paragraphs of this Note are
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inserted for convenience only and shall not be deemed to constitute a part hereof.

     Section 15.  Notices.  All notices, requests, demands and other
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communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first class, registered or certified mail, return receipt requested, postage and registry fees prepaid, and addressed as follows:

          (a)  If to Maker:

               NAB Asset Corporation
               19200 Von Karman Avenue
               Suite 950
               Irvine, CA 93612

               Attention: President


          (b)  If to Holder:

               Stanwich Financial Service Corp.
               c/o Stanwich Partners, Inc.
               62 Southfield Avenue
               Stamford, CT 06902

               Attention: President

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Any of the foregoing parties by notice in writing mailed to the other parties may change the name and address to which notices, requests, demands and other communications to it or him shall be mailed.

     IN WITNESS WHEREOF, the Maker has signed this Note by a duly authorized officer and dated it as of the day and year first above written.


                            NAB ASSET CORPORATION


                            By: _____________________________________
                            Name: Michael W. Caton
                            Title: President



Accepted in Stamford, Connecticut by

STANWICH FINANCIAL SERVICES CORP.


By: ___________________________________
    Charles E. Bradley
    President

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